As filed with the Securities and Exchange Commission on August 28, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TC BIOPHARM (HOLDINGS) PLC

(Exact name of Registrant as specified in its charter)

Scotland	8731	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Maxim 1, 2 Parklands Way

Holytown, Motherwell, ML1 4WR

Scotland, United Kingdom

+44 (0) 141 433 7557

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

TC BioPharm (North America) Inc.

c/o Business Filings, Inc.

108 West 13th Street

Wilmington, Delaware 19801

(800) 981-7183

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy of all communications including communications sent to agent for service, should be sent to:

Richard A. Friedman, Esq.

Stephen Cohen, Esq.

Sheppard, Mullin, Richter & Hampton LLP

30 Rockefeller Plaza

New York, NY 10112

Telephone: (212) 653-8700

Facsimile: (212) 653-8701

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File No. 333-281613

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, TC Biopharm (Holdings) PLC (the “Company”) is filing this Registration Statement on Form F-1 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form F-1, as amended (File No. 333-281613) (the “Prior Registration Statement”), which was originally filed with the Commission on August 16, 2024, and which the Commission declared effective on August 28, 2024.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate offering price of securities to be offered by the Registrant in the public offering by $2,000,000. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference into this Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibits	Description

5.1	Opinion of Addleshaw Goddard LLP

5.2	Opinion of Sheppard, Mullin, Richter & Hampton LLP

23.1	Consent of Marcum LLP

23.2	Consent of Addleshaw Goddard LLP (included in Exhibit 5.1)

23.3	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.2)

24.1	Power of Attorney (included on the signature page of the Prior Registration Statement filed on August 16, 2024)

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form F-1 with the Securities and Exchange Commission and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Glasgow, Scotland, United Kingdom, on August 28, 2024.

TC BIOPHARM (HOLDINGS) PLC

By:	/s/ Bryan Kobel
Name:	Bryan Kobel
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bryan Kobel	Chief Executive Officer and Director	August 28, 2024
Bryan Kobel	(Principal Executive Officer)

/s/ Martin Thorp	Chief Financial Officer and Director	August 28, 2024
Martin Thorp	(Principal Financial and Accounting Officer)

/s/ *	Non-Executive Director	August 28, 2024
James Culverwell

/s/ *	Chair of the Board and Non-Executive Director	August 28, 2024
Arlene Morris

* Pursuant to power of attorney

By:	/s/ Bryan Kobel
Bryan Kobel
Attorney-in-fact

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the registrant has signed this registration statement or amendment thereto on August 28, 2024.

TC BioPharm (North America) Inc.

By:	/s/ Bryan Kobel
Name:	Bryan Kobel
Title:	Chief Executive Officer and Director

Authorized Representative in the United States